UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

BLACKROCK TCP CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At 12:00 p.m. (Pacific Time) on June 18, 2025, BlackRock TCP Capital Corp. (“TCPC” or the “Company”) reconvened its 2025 Annual Meeting of Stockholders via live Internet webcast (the “Meeting”). The Meeting was held for the purpose of voting on one proposal by TCPC’s common stockholders. The proposal is described below and in more detail in TCPC’s definitive proxy statement for the Meeting as filed with the Securities and Exchange Commission on April 2, 2025, as revised on April 10, 2025. As of March 26, 2025, the record date, TCPC had 85,077,297 shares of common stock outstanding, which included 595,706 shares owned by affiliates. Not all shares owned by affiliates are authorized to vote. The final voting results from the Meeting were as follows:

Proposal 2. TCPC’s stockholders approved the proposal, to authorize the Company, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the annual proxy statement (the “Proposal”). The Proposal was passed pursuant to the voting results set forth below:

For	Against	Withheld	Broker Non-Votes
31,463,046	10,703,383	2,295,219	0

The vote on the Proposal, adjusted for 331,269 affiliated shares that voted on the proposal, was as follows:

For	Against	Withheld	Broker Non-Votes
31,131,777	10,703,383	2,295,219	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK TCP CAPITAL CORP.

Date: June 20, 2025

	By:	/s/ Erik Cuellar
	Name:	Erik Cuellar
	Title:	Chief Financial Officer